EDN SOVINTEL
2005 STOCK APPRECIATION RIGHTS BONUS PLAN

ARTICLE I
ESTABLISHMENT OF THE PLAN

EDN Sovintel (“Sovintel”), a wholly-owned subsidiary of Golden Telecom, Inc. (the “Company”), hereby establishes the EDN Sovintel 2005 Stock Appreciation Rights Bonus Plan (the “Plan”) upon the terms and conditions hereinafter stated. The purpose of the Plan is to promote the long-term success of Sovintel by (a) encouraging officers and employees performing services for Sovintel to focus on critical long-range objectives, and (b) encouraging the attraction and retention of officers and employees with exceptional qualifications. The Plan seeks to achieve this purpose by providing for Awards in the form of Stock Appreciation Rights grants to individuals designated in the sole discretion of Sovintel.

ARTICLE II
DEFINITIONS

2.01 “Award” means Stock Appreciation Rights granted to a Participant under the Plan.

2.02 “Award Agreement” means the written agreement pursuant to Article VI hereof, that sets forth the terms, conditions, restrictions and privileges for an Award that incorporates the terms of the Plan.

2.03 “Base Value” means the Fair Market Value of one share of Common Stock on the date of grant of such Stock Appreciation Rights hereunder.

2.04 “Board” means the Board of Directors of Golden Telecom, Inc.

2.05 “Committee” means the Compensation Committee of the Board of Directors of Golden Telecom, Inc.

2.06 “Common Stock” means shares of the common stock of the Company.

2.07 “Disability” means any physical or mental impairment which qualifies an Employee for disability benefits under any applicable long-term disability plan maintained by Sovintel, in the first instance, the Company in the second instance or, if no such plan applies, any physical or mental impairment which would qualify such individual for disability benefits under any applicable law of the Russian Federation.

2.08 “Effective Date” means the date upon which the Board approves this Plan.

2.09 “Employee” means any person who is employed by Sovintel. Sovintel’s classification as to who is an Employee shall be determinative for purposes of an individual’s eligibility under the Plan.

2.10 “Fair Market Value” of a share of the Company’s Common Stock for all purposes under the Plan on a particular date shall be the lower of: (i) the mean between the high and low sales price per share of Common Stock on such date, or in case no such sale takes place on such date, the last date on which a sale occurred, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq market; or (ii) the average closing sales price share of Common Stock for the fourteen (14) trading days immediately preceding such date, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq market.

If the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term “trading day” means a day on which public trading of securities occurs and as reported in the principal consolidated reporting system referred to above.

2.11 “Final Value” means the Fair Market Value of a share of Common Stock as of the date on which Stock Appreciation Rights are exercised by a Grantee hereunder.

2.12 “Grantee” refers to any Participant in the Plan who receives an Award.

2.13 “Officer” means any Employee of Sovintel or any of its subsidiaries who is designated by the Board as a corporate officer of Sovintel and renders services to Sovintel under the respective contract with Sovintel.

2.14 “Participant” means any Employee or Officer who is designated by the Board pursuant to Article VI to participate in the Plan.

2.15 “Stock Appreciation Rights” means the right of a Participant to receive the appreciated value of the Company’s Common Stock, payable in the form of cash in accordance with the terms of an Award Agreement and the terms hereof.

ARTICLE III
ADMINISTRATION OF THE PLAN AND MISCELLANEOUS

3.01 Plan Administration. The Board shall administer the Plan unless and until the Board delegates administration responsibility to the Committee in the manner provided in Section 3.02. The Board shall have the powers, subject to, and within the limitations of, the express provisions of the Plan:

(a) To determine from time to time which of the Participants eligible under the Plan shall be granted Awards; when and how each Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive the number of Stock Appreciation Rights granted.

(b) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(c) To amend the Plan or an Award Agreement pursuant to the terms of Article IX hereof.

(d) Generally, to exercise such powers and to perform such acts as the Board deems reasonable and necessary to promote the best interests of Sovintel which are not in conflict with the provisions of the Plan.

3.02 Delegation to the Committee. The Board may delegate administration of the Plan to the Committee. If administration is delegated to the Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to authorize an officer of Golden Telecom, Inc. to assume those limited administrative powers that are related to the day to day operation and administration of the Plan that the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee any time and revest in the Board the administration of the Plan

3.03 Revocation for Misconduct. Any Stock Appreciation Rights Award under this Plan, whether or not vested and exercisable, made to a Participant who is discharged from the employ of Sovintel or any of its subsidiaries due to the individual’s (i) personal dishonesty of a material nature affecting his or her ability to perform his or her duties with Sovintel, (ii) willful misconduct or gross negligence, (iii) breach of fiduciary duty involving personal profit, or (iv) conviction of any criminal offense which involves dishonesty or breach of trust or conviction of any felony shall automatically terminate, rescind and be revoked.

3.04 Limitation on Liability. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent allowed by law and Sovintel’s bylaws in the first instance or the Company’s bylaws in the second instance, the Board shall be indemnified by Sovintel or the Company in respect of all their activities under the Plan.

3.05 Compliance with Law and Regulations. All Awards granted hereunder shall be subject to all applicable laws, rules and regulations of the Russian Federation and to such approvals by any government or regulatory agency as may be required.

ARTICLE IV

ELIGIBILITY

Awards may be granted to such Employees and Officers as may be designated from time to time by the Board, pursuant to guidelines, if any, which may be adopted by the Board from time to time.

ARTICLE V
ADJUSTMENTS

If and to the extent that the number of issued shares of Common Stock shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in Common Stock, merger, consolidation, reorganization, recapitalization, reincorporation, or the like, the Board may make appropriate adjustment in the number of shares covered by outstanding Awards under the Plan. In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment. The Board may make such adjustments, and its determination shall be final, binding and conclusive.

Where appropriate, the Board also may adjust the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate in order to prevent dilution or expansion of the rights of Participants.

ARTICLE VI
PARTICIPATION; STOCK APPRECIATION RIGHTS AWARD AGREEMENTS

The Board shall, in its discretion, determine from time to time which Employees and Officers will participate in the Plan and receive Awards under the Plan. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each respective Employee and Officer in respect of Sovintel, his or her present and potential contributions to the growth and success of Sovintel, his or her cash compensation and such other factors as the Board shall deem relevant to accomplishing the purposes of the Plan.

All awards are subject to the terms, conditions, restrictions and privileges of the Plan in addition to the terms, conditions, restrictions and privileges for an Award contained in the Award Agreement. No Award under this Plan shall be effective unless memorialized in writing by the Board in an Award Agreement delivered to and signed by the Participant.

ARTICLE VII
STOCK APPRECIATION RIGHTS AWARDS

7.01 Stock Appreciation Rights. Subject to the provisions hereof and individual Stock Appreciation Rights Award Agreements, Sovintel shall award to Participants that it shall designate in its sole discretion, Stock Appreciation Rights. This Stock Appreciation Rights Award Agreement shall contain such terms and conditions as the Board shall from time to time determine, shall specify the Base Value of one (1) share of Common Stock, and shall specify the number of Stock Appreciation Rights being granted to the Participant, where one (1) Stock Appreciation Right shall equal one share of Common Stock.

7.02 Vesting of Stock Appreciation Rights Awards. Stock Appreciation Rights Awards shall vest and be exercisable pursuant to the terms outlined in each Grantee’s individual Stock Appreciation Rights Award Agreement.

7.03 Settlement of Stock Appreciation Rights Upon Exercise. A Grantee shall exercise his Stock Appreciation Rights by submitting to the Board a Notice of Exercise in the form provided by the Board. Under a Stock Appreciation Rights Award Agreement, as soon as practicable following exercise of such Award, the Grantee will receive cash equal in value to the positive difference between the Base Value and the Final Value multiplied by the number of Stock Appreciation Rights, as set forth in the Award Agreement. This process shall be referred to as the “settlement” of Stock Appreciation Rights. Partial exercises of Stock Appreciation Rights are permitted hereunder.

A Stock Appreciation Rights Award may not be exercised if there is no positive difference between the Base Value and the Final Value, and the Grantee shall not be entitled to any settlement in cash hereunder in such circumstances.

In the event of the Grantee’s death prior to receiving such share distribution payment when due, such distribution will be made to the Grantee’s designated beneficiary (as identified in the Award Agreement), provided that such designation is in accordance with applicable law of the Russian Federation. If the Grantee is legally married at the time of the designation, and the designated beneficiary is not the Grantee’s spouse, then a written consent of his/her spouse will be required to be provided by the Grantee, or else Sovintel may not pay benefits under the Plan to the designee named and the benefit would pass to the Grantee’s estate under applicable law. Prior to making any payment to a designated beneficiary, Sovintel shall have the ability to consult with legal counsel on the permissibility of making such payment under applicable Russian Federation law. Notwithstanding anything to the contrary herein or in any related Award Agreement, to the extent that Sovintel is advised by legal counsel that payment pursuant to a beneficiary designation in an Award Agreement would violate applicable Russian Federation law, Sovintel shall, with respect to such payment, follow the law of the Russian Federation which applies to property of a descendent when no beneficiary has been made. All Grantees shall be required in their Award Agreement to acknowledge and accept that the aforementioned procedure shall apply with respect to beneficiary designations in Award Agreements.

A Grantee may at any time designate a new beneficiary by notifying the Board in writing and such new designation shall be incorporated with and attached to Sovintel’s file copy of the Stock Appreciation Right Awards Agreement.

7.04 Restriction on Transfer. Until an Award is exercised, none of the cash which may be paid to the Grantee upon settlement may be pledged or otherwise encumbered by the Grantee, and no attempt to transfer the right to receive such cash, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the cash.

7.05 Exercise by Beneficiary. If a Grantee dies, becomes disabled or otherwise is unable to exercise an Award, the Grantee’s designated beneficiary (subject to the limitations in the third paragraph of Section 7.03) shall have the right to exercise such Award under the terms and conditions set forth hereunder and under the applicable Stock Appreciation Rights Award Agreement.

7.06 Termination of Employment, Effect on Awards. In the event that a Grantee dies, Stock Appreciation Rights granted hereunder shall expire and thus be rendered not exercisable either by the Grantee or as appropriate (subject to the limitations in the third paragraph of Section 7.03), his beneficiary, on the ninety-first (91st) day following the date of death.

In the event that a Grantee terminates his employment with Sovintel other than for the reasons set forth in Section 3.03 hereof, Stock Appreciation Rights granted hereunder shall expire and thus be rendered not exercisable by the Grantee or as appropriate (subject to the limitations in the third paragraph of Section 7.03), his beneficiary, on the thirty first (31st) day following the effective date of the termination of his employment.

7.07 Exercisability. Vested Awards shall be exercisable by Grantees only until the fifth (5) anniversary of the Date of Grant as set forth in a Grantee’s Award Agreement. Vested Awards that remain unexercised after such date shall expire by their terms.

ARTICLE VIII
AMENDMENT AND TERMINATION OF THE PLAN

The Board may, by resolution, at any time terminate or amend the Plan with respect to any Awards which have not been granted, but no such action shall adversely affect the rights under any outstanding Award without the Grantee’s consent.

ARTICLE IX
EMPLOYMENT RIGHTS

Neither the Plan nor any Award hereunder shall create any right on the part of any Employee of Sovintel or any of its subsidiaries to continue in such capacity.

ARTICLE X
TAX CONSIDERATIONS

In order to comply with all applicable laws or regulations of the Russian Federation, Sovintel may take such action as it deems appropriate to insure that, if necessary, all applicable taxes are withheld or collected from the Grantee in connection with the exercise of any Award.

ARTICLE XI

EFFECTIVE DATE OF THE PLAN; TERM

11.01 Effective Date of the Plan. This Plan shall become effective on the Effective Date, and Awards may be granted hereunder as of or after the Effective Date and prior to the termination of the Plan.

11.02 Term of Plan. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until the restrictions contained therein have lapsed, or by their terms expire or are forfeited.

ARTICLE XII
GOVERNING LAW

This Plan shall be construed under the laws of the Russian Federation.

IN WITNESS WHEREOF, Sovintel has caused a duly authorized officer to execute this Golden Telecom, Inc./EDN Sovintel 2005 Stock Appreciation Rights Plan, and to apply the corporate seal hereto as of the 22nd day of November, 2005.

EDN SOVINTEL

By: Jean-Pierre Vandromme Title: General Director